Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of International Seaways Inc., of our report dated March 16, 2021, relating to the financial statements of Diamond S Shipping Inc., appearing in the Annual Report on Form 10-K of Diamond S Shipping Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York

December 23, 2022